Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
December 17, 2021

Five Star Bancorp Announces Appointment of Director

Rancho Cordova, CA (December 17, 2021) – Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”), and its subsidiary, Five Star Bank (the “Bank”) announce the appointment of Donna Lucas to the Board of Directors effective December 16, 2021.

A successful strategic communications consultant, Ms. Lucas has been the President and Chief Executive Officer of Lucas Public Affairs (“LPA”) since its opening in 2006. She has grown LPA into a team of accomplished public affairs professionals who work with clients in the Sacramento region and throughout California on major public policy challenges related to energy, environment, health care, higher education, technology, tourism and more. Ms. Lucas has held senior executive level positions in both the public and private sectors. She served as Deputy Chief of Staff for strategic planning and initiatives for Governor Arnold Schwarzenegger and Chief of Staff for First Lady Maria Shriver. Ms. Lucas was also the Deputy Press Secretary for Governor George Deukmejian, Deputy Treasurer for State Treasurer Tom Hayes, and California Press Secretary for the 1988 presidential campaign of then-Vice President George H.W. Bush.

Ms. Lucas is currently chair of the California Chamber of Commerce Board of Directors and the Maria Shriver’s Women’s Alzheimer’s Movement. She serves as the chair of the College Futures Foundation and is on the Boards of the Scripps Institution of Oceanography and John Burton Advocates for Youth. Ms. Lucas is also a member of the Statewide Leadership Council of the Public Policy Institute of California (“PPIC”) and was on the PPIC’s Board of Directors from 2007 to 2019, chairing the Board from 2013 to 2016. Ms. Lucas is a founding member of She Shares, a unique conversation series featuring trailblazing women leaders who have created a lasting impact on women in California and beyond. She was named by the Sacramento Metro Chamber of Commerce as the Sacramento Business Woman of the Year in 2018. Ms. Lucas is routinely named one of Sacramento’s most powerful and influential people in Capitol Weekly’s annual “Top 100.”

“We are very pleased to welcome Ms. Lucas to our Board of Directors,” said James Beckwith, the Bank’s President and Chief Executive Officer. “Ms. Lucas is an extremely accomplished executive who brings a depth of understanding of the communities and businesses we serve. Her extensive and wide range of public affairs expertise and leadership, board experience and community engagement will be of great value to Five Star Bank. We look forward to her contributions.”

“Five Star Bank is a highly respected organization that has made significant contributions to our region’s economic development through its support of business owners and community leaders,” said Ms. Lucas. “I look forward to bringing my knowledge and expertise to the Board of Directors and contributing to the bank’s continued success.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

About Five Star Bank

Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. Five Star has seven branches and two loan production offices throughout Northern California.

Media Contact:

Heather Luck, CFO

Five Star Bancorp

hluck@fivestarbank.com

916.626.5008

Shelley Wetton, CMO

Five Star Bancorp

swetton@fivestarbank.com

916.284.7827